EXHIBIT 23.2


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


We consent to the use in Form SB-2/A - Registration Statement under the Securities Act of 1933 of National Investment Managers, Inc. (formerly Fast Eddie Racing Stables, Inc.) (a Florida corporation) (File No. 333-______) of our Report of Independent Registered Certified Public Accounting Firm dated February 2, 2005 related to the balance sheets, statements of operations and comprehensive loss, statement of changes in shareholders' equity and statements of cash flows of Fast Eddie Racing Stables, Inc. as of December 31, 2004 and 2003 and for each of the two years ended December 31, 2004 and 2003, respectively, accompanying the financial statements contained in such Form SB-2
- Registration Statement under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".

                                        /s/ S. W. Hatfield, CPA
                                        -------------------------
                                        S. W. HATFIELD, CPA
Dallas, Texas
February 10, 2006